Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (the “Current Report”), unless defined below. As used in this unaudited pro forma condensed combined financial information, Ball Metalpack refers to Ball Metalpack Holding, LLC, a joint venture that was owned by an affiliate of Platinum Equity Advisors, LLC and a subsidiary of Ball Corporation prior to being acquired by Sonoco Products Company (“Sonoco” or the “Company”).
Introduction
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended and presents the combination of historical financial information of Sonoco and Ball Metalpack, adjusted to give effect to the acquisition, including the issuance of $1,200,000 aggregate principal amount of unsecured notes (the “Notes”) and a new $300,000 term loan facility (the “Term Loan Facility”), the proceeds of which were partially used to fund the acquisition. The unaudited pro forma condensed combined balance sheet combines the historical audited consolidated balance sheet of Sonoco as of December 31, 2021 and the historical audited consolidated balance sheet of Ball Metalpack as of December 31, 2021, giving effect to the acquisition of Ball Metalpack by Sonoco and the related financing transactions as if they had been consummated on December 31, 2021.
The unaudited pro forma condensed combined statement of income combines the historical audited consolidated statement of income of Sonoco for the year ended December 31, 2021 and the historical audited consolidated statement of income of Ball Metalpack for the year ended December 31, 2021. The unaudited pro forma condensed combined statement of income gives effect to the acquisition of Ball Metalpack by Sonoco and the related financing transactions as if they had been consummated on January 1, 2021.
The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of income are collectively referred to as the “pro forma financial statements.”
The pro forma financial statements and the accompanying notes have been derived from and should be read in conjunction with:
• The historical financial statements of Sonoco as of and for the year ended December 31, 2021, included in Sonoco’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2022.
• The historical audited consolidated financial statements of Ball Metalpack as of and for the year ended December 31, 2021, which are included as Exhibit 99.2 to this Current Report.
Description of the Ball Metalpack Acquisition:
On December 19, 2021, the Company entered into a definitive agreement to acquire Ball Metalpack, a leading manufacturer of sustainable metal packaging for food and household products and the largest aerosol can producer in North America.
On January 26, 2022, the Company completed the acquisition of Ball Metalpack for $1,350,000 in cash subject to customary adjustments, including for working capital, cash and indebtedness. The acquisition was funded primarily by proceeds from the issuance of the Notes, together with borrowings from the Term Loan Facility and the Company's commercial paper program.
Description of the Unsecured Notes and Term Loan Facility
On January 21, 2022, the Company completed a registered public offering of the Notes, consisting of the following:

(Dollars in thousands)	Principal Amount	Issuance Costs and Discounts	Net Proceeds	Interest Rate	Maturity

2025 Notes	$400,000	$(2,298)	$397,702	1.800%	February 1, 2025
2027 Notes	300,000	(2,521)	297,479	2.250%	February 1, 2027
2032 Notes	500,000	(5,147)	494,853	2.850%	February 1, 2032
Total	$1,200,000	$(9,966)	$1,190,034

The Notes are the Company’s senior unsecured obligations and rank equal in right of payment to the Company’s other senior unsecured debt from time to time outstanding. The indenture governing the Notes contains certain covenants with respect to the Company that, among other things, restrict the entry into secured indebtedness, sale and leaseback transactions and certain mergers, consolidations and transfers of all or substantially all of the Company’s assets.

Also on January 21, 2022, the Company entered into a $300,000 Term Loan Facility with a syndicate of eight banks. The full $300,000 was drawn from this facility on January 26, 2022, and the proceeds were used to partially fund the acquisition of Ball Metalpack. The unsecured loan has a three-year term. Interest is assessed at the Secured Overnight Financing Rate (“SOFR”) plus a margin based on a pricing grid that uses the Company’s credit ratings. The current SOFR margin is 122.5 basis points. There is no required amortization, and repayment can be accelerated at any time at the Company’s discretion.

Basis for the Ball Metalpack Acquisition
The accompanying pro forma financial statements are prepared using the acquisition method of accounting with Sonoco being treated as the acquirer.

Basis for the Pro Forma Presentation
The pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X, as amended. The adjustments in these pro forma financial statements have been identified and presented to provide relevant information necessary for an illustrative understanding of the effects of the Ball Metalpack acquisition and the related financing transactions and have been prepared for informational purposes only.
Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the pro forma financial statements are described above and in the accompanying notes.
The pro forma financial statements are provided for illustrative purposes only and do not purport to represent the actual financial position and results of operations that would have been achieved had the Ball Metalpack acquisition and related financing transactions occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Further, the pro forma financial statements do not purport to project the future operating results or financial position of Sonoco following the consummation of the Ball Metalpack acquisition and the related financing transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of the pro forma financial statements and are subject to change as additional information becomes available and analyses are performed. There can be no assurance that additional information and analyses will not result in material changes.

PRO FORMA CONDENSED COMBINED BALANCE SHEET
Sonoco Products Company
(Unaudited)

(Dollars and shares in thousands) At December 31, 2021	Sonoco	Ball Metalpack (as Reclassified) (see Note 2)	Transaction Accounting Adjustments	Note	Pro Forma Condensed Combined
Assets
Current Assets
Cash and cash equivalents	$170,978	$47,056	$(27,881)	5A	$190,153
Trade accounts receivable, net	755,609	111,424	3,467	5B	870,500
Other receivables	95,943	6,859	1,251	5B	104,053
Inventories
Finished and in process	199,823	75,527	50,483	5C	325,833
Materials and supplies	362,290	50,591	13,469	5C	426,350
Prepaid expenses	74,034	22,366	22,164	5B	118,564
	1,658,677	313,823	62,953		2,035,453
Property, Plant and Equipment, Net	1,297,500	260,827	72,669	5D,5H	1,630,996
Goodwill	1,324,501	44,573	326,687	5E	1,695,761
Other Intangible Assets, Net	278,143	118,227	379,773	5F	776,143
Long-term Deferred Income Taxes	25,818	—	—		25,818
Right of Use Asset-Operating Leases	268,390	—	38,000	5G	306,390
Other Assets	220,206	1,327	52,648	5H	274,181
Total Assets	$5,073,235	$738,777	$932,730		$6,744,742
Liabilities and Equity
Current Liabilities
Payable to suppliers	$721,312	$87,687	$17,893	5B	$826,892
Accrued expenses and other	290,874	16,288	16,355	5G,5I	323,517
Accrued wages and other compensation	90,476	15,054	6,332	5J	111,862
Notes payable and current portion of long-term debt	411,557	67,918	(150,650)	5K,6N	328,825
Accrued taxes	11,544	—	—		11,544
	1,525,763	186,947	(110,070)		1,602,640
Long-term Debt	1,199,106	648,151	881,425	5L	2,728,682
Noncurrent Operating Lease Liabilities	234,167	—	30,448	5G	264,615
Pension and Other Postretirement Benefits	158,265	—	—		158,265
Deferred Income Taxes	70,482	—	52,312	5M	122,794
Other Liabilities	35,911	37,189	(31,283)	5N	41,817
Commitments and Contingencies
Shareholders’ Equity
Common shares, no par value	7,175	—	—		7,175
Capital in excess of stated value	119,690	104,685	(104,685)	5O	119,690
Accumulated other comprehensive loss	(359,425)	—	—		(359,425)
Retained earnings	2,070,005	(238,195)	214,583	5P	2,046,393
Total Shareholders’ Equity	1,837,445	(133,510)	109,898		1,813,833
Noncontrolling Interests	12,096	—	—		12,096
Total Equity	1,849,541	(133,510)	109,898		1,825,929
Total Liabilities and Equity	$5,073,235	$738,777	$932,730		$6,744,742

PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Sonoco Products Company
(Unaudited)

(Dollars and shares in thousands except per share data) Year ended December 31, 2021	Sonoco	Ball Metalpack (as Reclassified) (see Note 2)	Transaction Accounting Adjustments	Note	Pro Forma Condensed Combined
Net sales	$5,590,438	$836,931	$(1,598)	6A	$6,425,771
Cost of sales	4,528,528	736,292	38,209	6A-D	5,303,029
Gross profit	1,061,910	100,639	(39,807)		1,122,742
Selling, general and administrative expenses	558,180	60,515	37,985	6E-H	656,680
Restructuring/Asset impairment charges	14,210	3,049	—		17,259
Loss on divestiture of business, net	2,667	—	—		2,667
Operating profit	486,853	37,075	(77,792)		446,136
Non-operating pension costs	568,416	—	—		568,416
Interest expense	63,991	41,505	(8,737)	6I	96,759
Interest income	4,756	—	—		4,756
Loss from the early extinguishment of debt	20,184	—	—		20,184
Loss before income taxes	(160,982)	(4,430)	(69,055)		(234,467)
(Benefit from)/Provision for income taxes	(67,430)	500	(17,540)	6J	(84,470)
Loss before equity in earnings of affiliates	(93,552)	(4,930)	(51,515)		(149,997)
Equity in earnings of affiliates, net of tax	10,841	—	—		10,841
Net loss	(82,711)	(4,930)	(51,515)		(139,156)
Net income attributable to noncontrolling interests	(2,766)	—	—		(2,766)
Net loss attributable to Sonoco	$(85,477)	$(4,930)	$(51,515)		$(141,922)
Weighted average common shares outstanding:
Basic	99,608				99,608
Diluted	99,608				99,608
Per common share
Net loss attributable to Sonoco:
Basic	$(0.86)				$(1.42)
Diluted	$(0.86)				$(1.42)

Notes to the Condensed Combined Financial Statements
Sonoco Products Company
(dollars and shares in thousands, except per share data)
Note 1. Basis of Pro Forma Presentation
The accompanying unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations” and are based on the audited annual historical consolidated financial information of Sonoco and Ball Metalpack. The unaudited pro forma financial information is presented for illustrative purposes only. The pro forma adjustments have been prepared as if the Ball Metalpack acquisition and the related financing transactions had been consummated on December 31, 2021, in the case of the unaudited pro forma condensed combined balance sheet, and as if the Ball Metalpack acquisition and the related financing transactions had been consummated on January 1, 2021, in the case of the unaudited pro forma condensed combined statement of income.
Sonoco’s and Ball Metalpack’s historical financial statements were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and presented in U.S. dollars. Certain reclassifications were made to align Ball Metalpack’s financial statement presentation with that of Sonoco and certain adjustments have been made to conform known differences in Ball Metalpack’s significant accounting policies with those of Sonoco. The reclassifications and accounting policy conformity adjustments are further described in the notes below.
Accounting Policies
(A) Leases
As of December 31, 2021, Ball Metalpack accounted for its leases under ASC 840, “Leases” because ASC 842, “Leases” was not effective for Ball Metalpack until January 1, 2022. For pro forma financial statement purposes, the ASC 842 adoption date is assumed to be December 31, 2021 for balance sheet impacts and January 1, 2021 for income statement impacts since Sonoco had previously adopted ASC 842 as of January 1, 2019. The adoption of ASC 842 requires companies to recognize a right-of-use asset and corresponding liability associated with its long-term operating leases. Ball Metalpack’s adoption of ASC 842, and the effects of purchase accounting on that adoption, resulted in the recognition of $38,000 of right-of-use operating lease assets, the recognition of an adjustment related to the current portion of right-of-use operating lease liability classified within accrued expenses and other liabilities of $3,463, and the recognition of a long-term right-of-use operating lease liability of $30,448. No adjustment for short-term leases was required since the practical expedient to exclude such leases from the balance sheet was elected by both Sonoco and Ball Metalpack as of their respective adoption dates.
(B) Spare Parts Inventory
Sonoco expenses all spare parts with a unit value of less than five hundred dollars whereas Ball Metalpack capitalized all spare parts regardless of the unit value. Spare parts with a unit value of less than five hundred dollars totaled $11,630 and were included in “Raw materials and supplies” in Ball Metalpack’s Unaudited Reclassified Condensed Combined Balance Sheet as of December 31, 2021. Accordingly, an adjustment was made to reduce “Raw materials and supplies” and increase “Goodwill” by $11,630.
Further review of Ball Metalpack’s detailed accounting policies may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the financial statements of the combined company. However, at this time, Sonoco is not aware of any accounting policy differences that would have a material impact on the unaudited condensed combined pro forma information that are not reflected in the pro forma adjustments.

Note 2. Ball Metalpack Historical Financial Statement Reclassification Adjustments
The tables below summarize certain reclassifications made to the Ball Metalpack historical balance sheet and statement of income in order to align Ball Metalpack’s presentation with that of Sonoco based on information available to date:

Notes to the Condensed Combined Financial Statements
Sonoco Products Company
(dollars and shares in thousands, except per share data)
Ball Metalpack’s Unaudited Reclassified Condensed Combined Balance Sheet as of December 31, 2021:

Presentation in Ball Metalpack’s Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	Ball Metalpack before Reclassifications	Reclassified Amounts		Ball Metalpack as Reclassified
Cash and cash equivalents	Cash and cash equivalents	$47,056	$—		$47,056
Receivables, net	Trade accounts receivable, net	118,283	(6,859)	(a)	111,424
	Other receivables		6,859	(a)	6,859
Inventories, net	Finished and in process	126,118	(50,591)	(b)	75,527
	Materials and supplies		50,591	(b)	50,591
Other current assets	Prepaid expenses	22,366	—		22,366
Property, plant and equipment, net	Property, Plant and Equipment, Net	257,809	3,018	(c)	260,827
Goodwill	Goodwill	44,573	—		44,573
Intangible assets, net	Other Intangible Assets, Net	121,245	(3,018)	(c)	118,227
Other assets	Other Assets	1,327	—		1,327
Current portion of long-term debt	Notes payable and current portion of long-term debt	44,192	23,726	(d)	67,918
Accounts payable	Payable to suppliers	83,453	4,234	(d)	87,687
Related party payables		35,435	(35,435)	(d)	—
Accrued employee costs	Accrued wages and other compensation	15,054	—		15,054
Other current liabilities	Accrued expenses and other	8,813	7,475	(d)	16,288
Long-term debt, net	Long-term Debt	648,151	—		648,151
Other liabilities	Other Liabilities	37,189	—		37,189
Member’s equity	Capital in excess of stated value	104,685	—		104,685
Retained deficit	Retained earnings	(238,195)	—		(238,195)

(a) To conform with Sonoco’s separate presentation of trade accounts receivable and other receivables, a total of $6,859 of non-trade-related receivables were reclassified to “Other receivables.”
(b) Inventories that were presented on a combined basis in Ball Metalpack’s historical financial statements have been separately presented as “Finished and in process” and “Materials and supplies” in order to conform with Sonoco’s presentation.
(c) Represents the reclassification of certain computer software licenses that under Sonoco policy are capitalized as “Property, plant and equipment, net.”
(d) Certain liabilities classified as “Related party payables” were reclassified as follows: an obligation of $4,234 payable to the former owners under a contract manufacturing agreement was reclassified to “Payable to suppliers,” a loan obligation of $23,726 payable to the former owners was reclassified to “Notes payable and current portion of long-term debt,” and accrued interest of $7,475 payable to the former owners was reclassified to “Accrued expenses and other.”

Ball Metalpack’s Unaudited Reclassified Condensed Combined Statement of Income for the year ended December 31, 2021:

Presentation in Ball Metalpack’s Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Statements	Ball Metalpack before Reclassifications	Reclassified Amounts		Ball Metalpack as Reclassified
Net sales	Net sales	$836,931	$—		$836,931
Cost of sales (excluding depreciation and amortization)	Cost of sales	708,685	27,607	(a)(b)(c)	736,292
Depreciation and amortization		51,074	(51,074)	(a)	—
Selling, general and administrative	Selling, general and administrative expenses	25,629	34,886	(a)(b)(c)	60,515
Business consolidation and other activities	Restructuring/Asset impairment charges	14,468	(11,419)	(b)	3,049
Interest expense, net	Interest expense	41,505	—		41,505
Provision for income taxes	(Benefit from)/Provision for income taxes	500	—		500

Notes to the Condensed Combined Financial Statements
Sonoco Products Company
(dollars and shares in thousands, except per share data)
(a) In order to conform with Sonoco’s presentation, depreciation and amortization, which was presented as a separate line item in Ball Metalpack’s historical financial statements, was reclassified to reflect an increase of $33,223 to “Cost of sales” and an increase of $17,851 to “Selling, general and administrative expenses.”
(b) Certain costs that were considered by Ball Metalpack to be non-recurring expenses were reported on the historical financial statements as “Business consolidation and other activities.” Sonoco reclassified $6,840 of these costs, primarily related to consulting and other services provided by the former owners and legal and professional fees relating to the sale of the business, to “Selling, general and administrative expenses,” and $4,579, primarily relating to startup costs for a new production line, to “Cost of sales.”
(c) Ball Metalpack reported engineering and research and development costs totaling $10,195 within “Cost of sales,” whereas Sonoco reports these costs within “Selling, general and administrative expenses.”

Note 3. Consideration Transferred
The following table summarizes the consideration transferred to acquire Ball Metalpack:

Cash Consideration to Ball Metalpack Sellers	$647,249
Cash Repayment of BMP Debt and Seller Expenses, net	720,515
Refund due for difference between estimated and actual cash acquired	(6,924)
Total Purchase Consideration	$1,360,840

Cash acquired	19,175
Total Purchase Consideration, net of cash acquired	$1,341,665

Note 4. Fair Value Estimate of Assets Acquired and Liabilities Assumed
The table below represents a preliminary allocation of the purchase consideration to Ball Metalpack’s tangible and intangible assets acquired and liabilities assumed based on management’s preliminary estimate of their respective fair values as if the acquisition was consummated on December 31, 2021. The Company has not completed its evaluation of the fair value of assets acquired and liabilities assumed and, accordingly, the adjustments to record the assets acquired and liabilities assumed at their acquisition date fair value reflect the best estimates of the Company based on the information currently available and are subject to change once additional analyses and ongoing valuation work are completed. The changes may be material.

Notes to the Condensed Combined Financial Statements
Sonoco Products Company
(dollars and shares in thousands, except per share data)

Total Purchase Consideration	$1,360,840
Cash and cash equivalents	$19,175
Trade accounts receivable	114,891
Other receivables	8,110
Inventories
Finished and in process	126,010
Materials and supplies	64,060
Prepaid expenses	44,530
Property, plant and equipment	333,496
Right of use asset - operating leases	38,000
Other intangible assets	498,000
Other assets	53,975
Total Assets Acquired	$1,300,247

Payable to suppliers	$105,580
Accrued expenses and other	14,800
Accrued wages and other compensation	15,616
Notes payable and current portion of long-term debt	46,463
Long-term debt	39,542
Noncurrent operating lease liabilities	30,448
Deferred income taxes	52,312
Other liabilities	5,906
Total Liabilities Assumed	$310,667
Net Assets Acquired	$989,580
Goodwill	371,260
Total Estimated Fair Value of Net Assets Acquired	$1,360,840

Note 5. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
Explanations of the adjustments to the unaudited pro forma condensed combined balance sheet are as follows:

(A) Cash and cash equivalents
An adjustment to incorporate the estimated effects of the following inflows and outflows as a result of the Ball Metalpack acquisition and the related Notes, Term Loan Facility, and commercial paper used to finance the acquisition. The following table presents the components of the transaction adjustments relating to cash and cash equivalents:

Net proceeds received from issuance of senior unsecured notes	$1,190,034
Funds received from term loan	300,000
Partial repayment of Sonoco’s commercial paper	(129,194)
Cash consideration to Ball Metalpack sellers	(640,325)
Cash repayment of Ball Metalpack debt, including accrued interest	(682,467)
Payment of seller fees and expenses	(38,048)
Operational changes in Ball Metalpack’s cash between December 31, 2021 and the acquisition date	(27,881)
Total	$(27,881)

(B) Miscellaneous activity
Represents an adjustment to the December 31, 2021 balance to arrive at the acquisition date fair value of each asset acquired or liability assumed stemming from operational fluctuations occurring between the December 31, 2021 reporting period end date and the January 26, 2022 acquisition date. The January 26, 2022 balances of these assets and liabilities were not materially altered by valuation changes as a result of the application of purchase accounting on the acquisition date.

Notes to the Condensed Combined Financial Statements
Sonoco Products Company
(dollars and shares in thousands, except per share data)
(C) Inventories
Represents an adjustment to the December 31, 2021 balance to arrive at the acquisition date fair value of inventory. The total adjustment consists of two components: fair value adjustments to the January 26, 2022 value and operational fluctuations between December 31, 2021 and January 26, 2022. The purchase accounting fair value adjustments to the January 26, 2022 balance of Ball Metalpack’s finished and in process inventories was $14,868 and the fair value adjustments to the January 26, 2022 balance of raw materials inventory was $18,287. The fair value adjustments for all inventories were determined based on the estimated selling prices of the inventory, less the remaining manufacturing and selling costs, and normal profit margins on those manufacturing and selling efforts. Operational fluctuations occurring between the December 31, 2021 reporting period end date and the January 26, 2022 acquisition date resulted in an increase in finished and in process inventory of $35,615 and an increase in raw materials inventory of $6,812.

The pro forma income statement for the year ended December 31, 2021 was adjusted to increase cost of sales by the $33,155 fair value adjustment to acquired inventory balances at January 26, 2022 as the acquired inventory is expected to be sold within one year of the acquisition date. See Note 6B for additional information.

Raw materials was also reduced by a $11,630 adjustment related to spare parts inventory to align with Sonoco’s inventory capitalization policy.

(D) Property, Plant and Equipment, net
Represents the preliminary fair value and resulting pro forma accounting adjustment to property, plant and equipment. The preliminary amounts assigned to these assets and estimated weighted average useful lives are as follows:

	Fair Value	Weighted Average Useful Lives (Years)
Land	$10,590	N/A
Land improvements	2,705	2.0
Buildings and improvements	88,100	17.6
Machinery and equipment	220,512	7.4
Computer hardware and software	3,198	3.0
Office furniture and equipment	729	6.0
Leasehold improvements	137	14.0
Construction in progress	7,525	N/A
Total	333,496
Less: Historical Ball Metalpack Value (as Reclassified)	(260,827)
Pro forma adjustment	$72,669

	Fair Value	Note
Purchase accounting adjustment to acquisition date fair value	$125,965
Less: Finance lease asset reclassified from property, plant, and equipment, net	(53,296)	5H
Pro forma adjustment	$72,669

(E) Goodwill
Represents the excess of the preliminary consideration over the preliminary fair value of the assets acquired and liabilities assumed. Goodwill will be tested for impairment annually and whenever events or circumstances have occurred that may indicate a possible impairment. Approximately 78% of goodwill is expected to be deductible for income tax purposes.

(F) Other intangible assets, net
Represents the preliminary fair value and resulting purchase accounting adjustment to intangible assets (other than Goodwill). The preliminary amounts assigned to intangible assets and estimated weighted average useful lives are as follows:

Notes to the Condensed Combined Financial Statements
Sonoco Products Company
(dollars and shares in thousands, except per share data)

	Fair Value	Weighted Average Useful Lives (Years)
Customer relationships	$463,000	14
Developed technology	35,000	10
Total	498,000
Less: Historical Ball Metalpack Value (as Reclassified)	(118,227)
Pro forma adjustment	$379,773

(G) Right of use operating lease assets and related liabilities
Represents an adjustment to reflect the estimated impact of ASC 842. The pro forma adoption of ASC 842 resulted in the recognition of a right-of-use operating lease asset totaling $38,000, which includes an increase of $4,089 related to an off-market lease adjustment due to the acquisition. The ASC 842 adoption also resulted in the recognition of an adjustment of $3,463 to accrued expenses and other, and a net $30,448 adjustment to the long-term right-of-use operating lease liability to reflect the assumption of operating lease liabilities on January 26, 2022.
(H) Other assets
An adjustment of $53,296 was recorded to reduce property, plant, and equipment, net and increase other assets to reflect the value of finance lease assets as of December 31, 2021 and align Ball Metalpack's presentation policy for finance lease and build-to-suit lease assets with that of Sonoco. An additional adjustment was made to decrease other assets by $648 to reflect operational fluctuations between the December 31, 2021 balances and acquisition date fair value on January 26, 2022.
(I) Accrued expenses and other
The pro forma adjustment to accrued expenses and other includes $17,843 of additional acquisition-related transaction costs incurred subsequent to December 31, 2021. Of the total, Sonoco incurred $17,513 and Ball Metalpack incurred $330. The pro forma adjustments to accrued expenses and other also included a $9,000 reduction related to the acquisition payoff of management fees and accrued interest on certain related party loan obligations to the former owners and a $4,049 increase due to operational fluctuations between the December 31, 2021 balances and the acquisition date fair value on January 26, 2022. See note 5G for additional adjustments impacting accrued expenses and other.
(J) Accrued wages and other compensation
Represents a $5,769 increase as of December 31, 2021 related to the accrual of a retention bonus payable to certain Ball Metalpack employees resulting from the acquisition and a net $563 increase due to operational fluctuations between the December 31, 2021 balances and the acquisition date fair value on January 26, 2022.

(K) Notes payable and current portion of long-term debt
The pro forma adjustment to notes payable and current portion of long-term debt also includes a $129,195 reduction for the partial repayment of Sonoco’s commercial paper short-term debt program at the time of the acquisition and a $23,726 reduction related to the acquisition payoff of certain related party loan obligations to the former owners. The transaction accounting adjustment also includes a $1,970 reduction to arrive at the acquisition date fair value for additional activity occurring between the December 31, 2021 reporting period end date and the January 26, 2022 acquisition date. See note 5N for an explanation of additional adjustments related to finance leases.

Notes to the Condensed Combined Financial Statements
Sonoco Products Company
(dollars and shares in thousands, except per share data)
(L) Long-term debt
Represents adjustments to long-term debt due to the following inflows and outflows resulting from the acquisition:

As of December 31, 2021
Net proceeds received from issuance of senior unsecured notes	$1,190,034
Funds received from term loan	300,000
Record long-term portion of finance lease obligation	39,542
Eliminate historical Ball Metalpack long-term debt	(648,151)
Pro forma adjustment	$881,425

The total amount of Ball Metalpack finance lease current debt and long-term debt acquired and included in the balance sheet as of December 31, 2021 was $7,144 and $39,542, respectively.

(M) Long-term deferred income tax liability
Represents the estimated net long-term deferred income tax liability on a portion of the fair value step up for intangibles and other fair value adjustments at a blended statutory rate of 25.4%, as well as certain acquired tax attributes of Ball Metalpack. Differences between these preliminary estimates and the final acquisition accounting are likely to occur and may be materially different from the estimates.

(N) Other liabilities
Pro forma adjustments were recorded to reduce other liabilities by $31,164 and increase notes payable and current portion of long-term debt by $4,241 and long-term debt by $26,923 for the finance lease obligations associated with certain build-to-suit arrangements still under construction as of December 31, 2021.The pro forma adjustment to other liabilities also includes a $119 decrease to arrive at the acquisition date fair value for additional activity occurring between the December 31, 2021 reporting period end date and the January 26, 2022 acquisition date.

(O) Capital in excess of stated value
The pro forma adjustment to capital in excess of stated value reflects the elimination of Ball Metalpack’s historical capital in excess of stated value from the condensed combined balance sheet as of December 31, 2021.
(P) Retained earnings
The following pro forma adjustments impacted retained earnings:

As of December 31, 2021
Elimination of Ball Metalpack retained earnings	$238,195
Additional transaction costs incurred by Sonoco and Ball Metalpack (see Note 5I)	(17,843)
Accrual of retention bonus payable to Ball Metalpack employees (see Note 5J)	(5,769)
Pro forma adjustment	$214,583

Note 6. Adjustments to Unaudited Pro Forma Condensed Combined Income Statement
Explanations of the adjustments to the unaudited pro forma condensed combined statement of income are as follows:
(A) Intercompany transactions – net sales and cost of sales
The adjustment to eliminate intercompany revenue and expense related to transactions between Sonoco and Ball Metalpack included a reduction of both net sales and cost of sales of $1,598. See additional pro forma adjustments related to cost of sales in Notes 6B-6D.

Notes to the Condensed Combined Financial Statements
Sonoco Products Company
(dollars and shares in thousands, except per share data)
(B) Inventory – cost of sales
The transaction adjustment for cost of sales includes $33,155 of purchase accounting fair value adjustments to the inventory acquired on January 26, 2022 as the inventory is expected to be sold within one year of the acquisition date. See Note 5C for additional information. Conforming Ball Metalpack’s spare parts inventory policy to Sonoco’s spare parts inventory policy did not have a material impact on the pro forma income statement and, accordingly, no adjustment has been made for the effects of this policy conformity. See additional pro forma adjustments related to cost of sales in Notes 6A and 6C-6D.
(C) Depreciation expense – cost of sales
A depreciation expense adjustment was determined related to the acquisition date fair value adjustments made to acquired tangible assets. The following table is a summary of information related to certain tangible assets acquired, including information used to calculate the pro forma change in depreciation expense that is adjusted to cost of sales.

	Fair Value	Weighted Average Useful Lives	Depreciation Expense For the Year Ended December 31, 2021
Land improvements	$2,705	2.0	$1,352
Buildings and improvements	88,100	17.6	5,010
Machinery and equipment	220,511	7.4	29,798
Computer hardware and software	3,198	3.0	1,066
Office furniture and equipment	729	6.0	122
Leasehold improvements	137	14.0	10
Total			$37,358
Less: Historical Ball Metalpack depreciation expense			(31,138)
Pro forma adjustment			$6,220

See additional pro forma adjustments related to cost of sales in Notes 6A-6B and 6D.

(D) Leases – cost of sales
The pro forma adjustment to cost of sales includes $432 related to the amortization of an intangible asset component determined in accordance with ASC 842 Leases. This intangible asset component is recorded as part of the right-of-use operating lease asset value and is associated with the valuation of net favorable lease terms on certain operating leases acquired. See additional pro forma adjustments related to cost of sales in Notes 6A-6C.

(E) Amortization expense – selling, general, and administrative
An amortization expense adjustment was determined related to the acquisition date fair value adjustments made to acquired intangible assets. The following table is a summary of information related to certain intangible assets acquired, including information used to calculate the pro forma change in amortization expense that is adjusted to selling, general, and administrative expenses:

	Fair Value	Weighted Average Useful Lives (Years)	Amortization Expense for Year Ended December 31, 2021
Customer relationships	$463,000	14	$33,071
Developed technology	35,000	10	3,500
Total	$498,000		$36,571
Less: Historical Ball Metalpack amortization expense			(17,198)
Pro forma adjustment			$19,373

Notes to the Condensed Combined Financial Statements
Sonoco Products Company
(dollars and shares in thousands, except per share data)
(F) Management fees – selling, general, and administrative
Ball Metalpack was formed on July 31, 2018 as a result of a purchase agreement entered into by Ball Corporation, a subsidiary of Ball Corporation and an affiliate of Platinum Equity Advisors, LLC (“Platinum Affiliate”). As of December 31, 2021, Platinum Affiliate indirectly owned 51 percent of the membership interests in Ball Metalpack and during the year ended December 31, 2021 had provided certain corporate advisory service fees for which it charged $5,000. These management fees were included in Ball Metalpack’s historical income statement for the year ended December 31, 2021. A pro forma adjustment in the amount of $5,000 has been included as a reduction to selling, general, and administrative expense as the contractual relationship giving rise to such management fees did not survive the acquisition and the Company will not incur these costs post-acquisition.

(G) Retention bonuses – selling, general, and administrative
Certain Ball Metalpack employees were eligible to receive retention bonuses subsequent to the acquisition. A pro forma adjustment in the amount of $5,769 has been included as an increase to selling, general and administrative expense to reflect such retention bonuses as having been earned during the pro forma period had Sonoco acquired Ball Metalpack on January 1, 2021.
(H) Transaction costs – selling, general, and administrative
The pro forma adjustments to selling, general, and administrative expense includes a $17,843 accrual of additional acquisition-related transaction costs incurred subsequent to December 31, 2021. Of this total, $17,513 was incurred by Sonoco and $330 by Ball Metalpack. Additional transaction costs totaling $5,913 were incurred prior to December 31, 2021 and are included in the historical income statements for the year ended December 31, 2021. Of this total $4,813 was incurred by Sonoco and $1,100 by Ball Metalpack. These costs will not affect the Company’s income statement beyond 12 months after the acquisition date.
(I) Interest expense
Represents the estimated difference in interest expense associated with finance lease obligations and the net additional borrowings from the Notes and Term Loan Facility used to fund the acquisition of Ball Metalpack as compared to the interest expense reported on Ball Metalpack’s historical income statement for the year ended December 31, 2021. The interest rates for the Notes range from 1.80% to 2.85%, with a weighted average rate of 2.35%. Interest on the borrowings under the Term Loan Facility is assessed at the SOFR plus a margin based on a pricing grid that uses the Company’s credit ratings. The interest rate assumed for the Term Loan Facility for the purposes of preparing this pro forma financial information is 1.225%. A 0.125% change in the variable Term Loan Facility interest rate would change the pro forma interest expense by $375.

The following table presents the interest expense adjustments recorded for the pro forma annual period ended December 31, 2021:

For the Year Ended December 31, 2021
Record interest expense on unsecured notes	$28,200
Record interest expense on borrowing under term loan facility	3,675
Record interest expense on finance leases	893
Eliminate Ball Metalpack historical interest expense	(41,505)
Pro forma adjustment	$(8,737)

(J) Income tax expense
An adjustment to incorporate the estimated tax effect of the taxable pro forma adjustments related to the acquisition was calculated using a blended statutory income tax rate of 25.4%. The effective tax rate of the combined company could be significantly different as the legal entity structure and activities of the combined company are integrated.

Notes to the Condensed Combined Financial Statements
Sonoco Products Company
(dollars and shares in thousands, except per share data)
Note 7. Pro Forma Loss per Share

Consolidated	For the Year Ended December 31, 2021
Pro Forma Net Loss Attributable to Sonoco	$(141,922)

Weighted Average Shares:
Basic	99,608
Diluted	99,608

Pro Forma Loss Per Share - Basic	$(1.42)
Pro Forma Loss Per Share - Diluted	$(1.42)
Pro Forma Loss Per Share - Basic has been calculated based on the estimated weighted average number of shares of Sonoco’s common stock that would have been outstanding during the year ended December 31, 2021.
Pro Forma Loss Per Share - Diluted is computed by dividing Pro Forma Net Loss Attributable to Sonoco by the weighted average shares outstanding, assuming all dilutive potential common shares were issued, unless doing so is anti-dilutive. All such potentially dilutive securities have an anti-dilutive impact in the pro forma period presented. Accordingly, the Pro Forma Loss Per Share - Diluted for the year ended December 31, 2021 is the same as the Pro Forma Loss Per Share - Basic because otherwise dilutive securities are excluded from the computation of Pro Forma Loss Per Share - Diluted. No new shares were issued for the Ball Metalpack acquisition.